EXHIBIT 23 (p)(1)(o)


                      FIRST PACIFIC MUTUAL FUND, INC.
                              CODE OF ETHICS
                               ATTACHMENT A
                          Effective:  July 27, 2000
                                  Amended:
                              February 1, 2012

List of Access Persons
----------------------
Clementine Benemerito - Administration
Clayton Chow - Director
Summer Chun -Wealth Manager
Louis D'Avanzo - Portfolio Manager
Andrea Deutsch - Wealth Manager
Christina Morneau-Dyas - Administration
Brian Ishihara - Senior Wealth Manager
Diane Kam - Administration
Lynden Keala - Director
Lugene Lee - Secretary
Terrence Lee - President and CEO, Interested Director
Kathy Lum - Senior Wealth Manager
Barry Magaoay - Senior Wealth Manager
Stuart Marlowe - Director
Charlotte Meyer - Assistant Treasurer
Cory Nakamura - Wealth Manager
Karen Nakamura - Director
Ai-Chun Rakieten - Administration
Kim Scoggins - Director
Nora Simpson - Treasurer and Chief Compliance Officer


List of Investment Personnel
----------------------------
Louis D'Avanzo - Portfolio Manager
Brian Ishihara - Portfolio Manager
Terrence Lee - President and CEO, Director
Cory Nakamura - Portfolio Manager


Review Officer
--------------
Nora Simpson - Chief Compliance Officer

Alternate Review Officer
------------------------
Terrence Lee - President and CEO, Interested Director